Exhibit 21.1
Alon USA Energy, Inc. Subsidiaries
Alon Asphalt Bakersfield, Inc., a Delaware corporation
Alon Assets, Inc., a Delaware corporation
Alon Crude Pipeline, LLC, a Texas limited liability company
Alon Paramount Holdings, Inc., a Delaware corporation
Alon Pipeline Logistics, LLC, a Delaware limited liability company
Alon USA Capital, Inc., a Delaware corporation
Alon USA Delaware, LLC, a Delaware limited liability company
Alon USA GP, LLC, a Delaware limited liability company
Alon USA, Inc., a Delaware corporation
Alon USA Interests, LLC, a Texas limited liability company
Alon USA, LP, a Texas limited partnership
Alon USA Operating, Inc., a Delaware corporation
Alon USA Refining, Inc., a Delaware corporation
Edgington Oil Company, LLC, a Delaware limited liability company
GTS Licensing Company, Inc., a Texas corporation
Huntington E-P Pipeline Company, LLC, a California limited liability company
Paramount-Nevada Asphalt Company, LLC, a Nevada limited liability company
Paramount Petroleum Corporation, a Delaware corporation
Paramount Petroleum Corporation of Arizona, Inc., a Delaware corporation
Paramount of Oregon, LLC, a Delaware limited liability company
Paramount of Washington, LLC, a Delaware limited liability company
Skinny’s, LLC, a Texas limited liability company
Southwest Convenience Stores, LLC, a Texas limited liability company
Wright Asphalt Products Company LLC, a Delaware limited liability company